UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Renhuang Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	88-1273503
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 281, Taiping Road, Taiping District Harbin, Heilongjiang Province, 150050
(Address of principal executive offices) Securities to be registered pursuant to Section 12(b) of the Act:	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	NYSE AMEX LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form 8-A is being filed by Renhuang Pharmaceuticals, Inc., a Nevada corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on the NYSE Amex LLC (formerly known as the American Stock Exchange LLC).

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Capital Stock” in the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2000, as well as any amendments to such Registration Statement, and any and all reports filed with the SEC for the purpose of updating such description, each of which is incorporated by reference herein.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to the Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE AMEX LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RENHUANG PHARMACEUTICALS, INC.

Date: July 2, 2010	By:	/s/ Shaoming Li
Shaoming Li
Chief Executive Officer
)